UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): April 5, 2006

                           FRONTIER ENERGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)

Nevada                                 033-05384                  87-0443026
(State or other jurisdiction    (Commission File Number)       (I.R.S. Employer
  of incorporation)

     2413 Morocco Avenue, North Las Vegas, Nevada             89031
                                                              -----
    (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (800) 914-1405
                                                   --------------


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Item 2.01  Completion of Acquisition or Disposition of Assets.

         On April 5, 2006, the Registrant issued 50,000,000 shares of the Registrant's common stock (the "Subject Shares") to Sol-Terra Energy, Inc. ("Sol-Terra"), a corporation organized under the laws of the Province of Alberta, Canada, in a transaction whereby the Registrant acquired all of the assets of Sol-Terra (the "Acquired Assets"). Under the terms of the agreement between the Registrant and Sol-Terra, the parties will have the Registrant's auditor review the value of the Acquired Assets and, if the auditor determines that the Acquired Assets are worth less than the Subject Shares, the parties will adjust the number of shares issued by cancelling any excess Subject Shares. Mr. Fred DaSilva, the Registrant's newly elected director and newly appointed president, is the president and controlling shareholder of Sol-Terra.

Item 3.02  Unregistered Sales of Equity Securities

         As disclosed in Item 2.01, above, on April 5, 2006, the Registrant issued the Subject Shares to Sol-Terra. The Registrant issued the Subject Shares in a private transaction, without general solicitation or public advertising. Mr. Fred DaSilva, the Registrant's newly elected director and newly appointed president, is the president and controlling shareholder of Sol-Terra.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Termination of Officers

         (i) On April 5, 2006, the Registrant's Board of Directors terminated the employment contract of Jeffery Cocks as the Registrant's Chief Operating Officer. The Registrant has not appointed a successor. .
         (ii) On April 5, 2006, the Registrant's Board of Directors terminated the employment contract of Kevin Tattersall as the Registrant's Chief Exploration Officer. The Registrant has not appointed a successor.

         (iii) The Registrant terminated these contracts as part of a re-evaluation of the Registrant's entire management team and overhead expenses and should not be construed as a negative judgment on Messrs. Cocks and Tattersall.

(c) Appointment of New Officer

         (i) On April 5, 2005, the Registrant's Board of Directors appointed Mr. Fred DaSilva as the Registrant's President.

         (ii) Mr. DaSilva's background is as follows:

         Since 2005, Mr. DaSilva has been President of Sol-Terra, a private company in the energy sector. Sol-Terra was organized under the laws of the Province of Alberta in August 2005 for the purpose of holding the assets of DMT Energy Inc. ("DMT"), a company with production and land holdings in Canada and the United States. Mr. DaSilva was president of DMT from July 2004 to January 2005.

         From 1994 to 2003, Mr. DaSilva was president of Maddison Investment, Inc., which provided diverse consulting services and assistance in the areas of business planning and development, mergers and acquisition for a number of private and publicly listed companies.

         Also since 1994, Mr. DaSilva was a key advisor to a number of companies moving from private to public and public to private ownership.

         Mr. DaSilva received his degree in finance and marketing from Dawson College in Montreal in 1977.

         (iii) Mr. DaSilva does not have a written employment agreement. Mr. DaSilva will receive $48,000.00 per year as salary, and will receive other benefits appropriate to the position as an executive officer of the Registrant. The Registrant intends to enter into a written employment agreement with Mr. DaSilva as soon as such an agreement can be negotiated.

(d) Election of Directors

         (i) On April 5, 2006, by majority written consent of shareholders, Mr. Robert Genesi and Mr. Fred DaSilva were elected as directors of the Registrant. Mr. Genesi's biographical information is hereby incorporated by reference herein from the registrant's most recent form 10-KSB. Mr. DaSilva's biographical information can be found in Item 5.02 (c) (ii), above.

Item 8.01 Other Events

         (i) On February __. 2006, the Registrant commenced an offering under Regulation S (the "Offering"), solely to non-US persons located outside of the United States. On April 5, 2006, before accepting any subscriptions or funds from investors in the Offering, the Registrant cancelled the Offering and requested the return of all offering materials.

         (ii) On April 5, 2006, the Registrant cancelled a written consulting agreement with Mr. Dwain Brannon dated February 28, 2006. Also on April 5, 2006, the Registrant cancelled its unwritten consulting arrangement with Mr. Dyron Watford.

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Exhibits.
No.               Description
99.1              Acquisition of Assets of Sol-Terra Energy, Inc.*

--
         * To be filed by amendment.


SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 11, 2006

FRONTIER ENERGY CORPORATION

       By:  /s/ Fred DaSilva
                FRED DASILVA
                  President


INDEX TO EXHIBITS
No.               Description

99.1              Acquisition of Assets of Sol-Terra Energy, Inc.*


         * To be filed by amendment.